SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 30, 2004

CENTRA SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27861	04-3268918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Bedford Street, Lexington, MA	02420
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 861-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

Centra Software, Inc. (the “Company”) today announced an approximate 10 percent reduction in its worldwide workforce as part of cost-reduction initiatives taken during the second quarter of 2004. The workforce reduction, which was implemented on Wednesday, June 30, 2004, has trimmed the company’s headcount by approximately 26 employees to 225 employees worldwide. The company expects to incur a restructuring charge for severance costs in the range of $400,000 to $500,000, and anticipates annualized cost savings of approximately $1.5 million to $2 million from this initiative.

In addition to the workforce reduction, the company recently consolidated its product development activities, including closing its product development facility located in Morrisville, North Carolina, as reported on June 8, 2004. This facility closing and the ensuing reduction in its workforce, is expected to result in a combined restructuring charge in the range of $400,000 to $500,000, which includes severance charges and obligations under the company’s lease for the North Carolina facility.

The company expects total annualized cost savings of approximately $3 million to $4 million from the cost reduction initiatives implemented in the second quarter of 2004.

Centra plans to issue its financial earnings results on Tuesday, August 3, 2004 after the market closes, and will host a conference call to discuss the results on Wednesday, August 4, 2004 at 10:00 a.m. EST. The call will be simultaneously Webcast over the Internet. To access the Webcast, go to the Company’s Web site at www.centra.com/investorrelations.

Safe Harbor Statement Regarding Forward-Looking Statements

With the exception of the historical information contained in this Current Report on Form 8-K, the matters described herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements about the beliefs and expectations of management regarding the Company’s future performance, the costs and other effects of the closing of the Company’s Morrisville, North Carolina facility, the Company’s strategic, organizational and product development initiatives and management’s objectives regarding future results of operations. Such statements reflect management’s beliefs and expectations as of the date of this statement, and involve risks and uncertainties that may cause actual results, events and performance to differ materially. These risk factors include, but are not limited to, risks associated with the Company’s ability to successfully execute its strategic plan, the Company’s ability to manage its costs, uncertainty of market reaction to the Company’s sales and marketing efforts and product demand for the Company’s products, the effect of economic conditions generally on the market for IT spending and for the Company’s products, the results of future research and development activities, the impact of competitive products and pricing, technological difficulties and/or other factors outside the control of the Company. The Company can give no assurance that it will be able to implement its growth and operating plans as anticipated, or achieve its revenue and earnings goals. For a description of additional risks, and uncertainties, please refer to the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, which are available at www.centra.com/investorrelations. Readers are cautioned not to place undue reliance on the forward-looking statements contained in this Current Report, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRA SOFTWARE, INC.

Dated: July 2, 2004	By:	/s/ Paul R. Gudonis
	Name:	Paul R. Gudonis
	Title:	President and Chief Executive Officer